UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NLST	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On July 1, 2019, Netlist, Inc. (“Netlist”) entered into a non-binding Memorandum of Understanding (the “MOU”) with Xi’an UniIC Semiconductors Co., Ltd. (“UniIC”).  Pursuant to the MOU, Netlist will grant to UniIC a non-exclusive license to develop, market and sell a Media Controller ASIC (the “MCA”) and a Hybrid DIMM Memory Module (the “HDIMM”) based on Netlist’s HybriDIMMTM intellectual property (the “HybriDIMM Technology”).

Pursuant to the MOU, UniIC will market and sell the MCAs and Netlist will receive a per unit royalty therefrom.  Netlist will also receive the right to purchase MCAs from UniIC based on a cost plus model to be mutually agreed upon in a definitive agreement entered into between Netlist and UniIC (the “Definitive Agreement”).  Additionally, Netlist would obtain the right to build and sell HDIMMs based on the MCA and the right to develop and sell derivative MCA and HDIMM products based on the HybriDIMM Technology for a royalty amount to be negotiated between Netlist and UniIC.  The MOU also anticipates Netlist receiving most favored customer pricing on the MCA, DRAM and NAND devices if Netlist develops and sells a product based on its own DIMM design.  The MOU contemplates UniIC paying Netlist an upfront amount upon execution of the Definitive Agreement to be determined in return for the HybriDIMM  Technology architectural specification documentation, technical information transfer, detailed proto-type information, and consultation to appropriately transfer technology.

The MOU also contemplates further negotiations between Netlist and UniIC regarding technology generation and regional exclusivity.  The Definitive Agreement would contain customary provisions, including, without limitation, regarding ownership of intellectual property, representations and warranties, indemnification, limitation of liability, termination, dispute resolution and insolvency.

The terms of the MOU are non-binding on Netlist and UniIC and are subject to the parties entering into the Definitive Agreement, if such Definitive Agreement is entered into at all.  The MOU remains in effect until the earlier of (i) termination of discussions by either party by written notice to the other party, or (ii) the effective date of the Definitive Agreement or (iii) October 31, 2019.  The final terms of the Definitive Agreement may vary materially from those described herein, and there can be no assurance that the parties will ever enter into a binding agreement regarding the subject matter of the MOU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

July 11, 2019	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer